Exhibit 99.10(a)

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steve.roth@sutherland.com

April 25, 2012

Board of Directors

Protective Life and Annuity Insurance Company

2801 Highway 201 South

Birmingham, Alabama 35223

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as part of post-effective amendment number 17 to the registration statement on Form N-4 (File No. 333-115212) filed by Protective Variable Annuity Separate Account and Protective Life Insurance Company with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth